Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Alessandra Bordon, President, and Franco Perrotta, Chief Financial Officer of Tryx Ventures Corp., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-QSB of Tryx Ventures Corp. for the period ended September 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Tryx Ventures Corp.

Dated: November 14, 2005

/s/ Alessandra Bordon

Alessandra Bordon, President

(Principal Executive Officer)

/s/ Franco Perrotta

Franco Perrotta

Chief Financial Officer

(Principal Financial Officer and

Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tryx Ventures Corp. and will be retained by Tryx Ventures Corp. and furnished to the Securities and Exchange Commission or its staff upon request.